Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Uniprop Manufactured Housing Communities Income Fund II (the “Company”) on Form 10-K for the year ending December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I Paul M. Zlotoff, Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respect, the financial condition and results of operations of the Company.

/s/ Paul M. Zlotoff
Principal Executive Officer,
President & Director of Uniprop, Inc.

March 22, 2010